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               LINCOLN NATIONAL CORPORATION AND SUBSIDIARIES
         EXHIBIT 10(q) 1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



         ARTICLE I - PURPOSE OF PLAN

1.1 Purpose of Plan. Lincoln National Corporation (the "Corporation") has adopted the 1993 Stock Plan for Non-Employee Directors (the "Plan") to provide for payment in shares of the Corporation's Common Stock ("Stock") of a portion of the retainer fee payable to members of the Board of Directors of the Corporation who are not employees of the Corporation or any of its affiliates or subsidiaries ("Non-Employee Directors") and to allow Non-Employee Directors to elect to defer receipt of all or a portion of their retainer and/or meeting fees. The Plan also provides a restricted stock bonus in the form of Restricted Stock for Non-Employee Directors. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Corporation in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to enhance the identity of interests between Non-Employee Directors and the shareholders of the Corporation.

ARTICLE II - ELIGIBILITY AND PARTICIPATION

2.1 Eligibility and Participation. Only Non-Employee Directors of the Corporation and its subsidiaries shall be eligible to participate in the Plan, and participation in the Plan is mandatory for all Non-Employee Directors. Except as specifically provided herein, a Non-Employee Director may not elect to increase or decrease the portion of the retainer fee payable in Stock.

ARTICLE III - RETAINER STOCK AWARDS AND DEFERRAL ELECTIONS

3.1  Retainer Stock Awards.

 (a) Amount of Award. On each July 1 after the Effective Date through and including July 1, 2004 (each such date hereinafter a "Grant Date"), in lieu of the portion of the retainer fee payable to a Non-Employee Director on such Grant Date determined without regard to this Plan ("Retainer"), and in consideration for services rendered as a Non-Employee Director of the Corporation, the Corporation shall issue to each Non-Employee
Director a whole number of shares of Stock (a "Stock Award") equal to the number of shares determined by dividing (a) twenty-five percent
(25%) of the Retainer, by (b) the Fair Market Value of the Stock on such Grant Date. For purposes of this Plan, the "Fair Market Value" of Stock on any business day shall be the average of the high and low sales prices quoted on the New York Exchange Composite Listing on the next preceding business day on which there were such quotations for the day in question. To the extent that the formula described in this Section 3.1(a) does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Stock shall be issued under the Plan. Such shares shall be restricted from sale or transfer as provided in Section 3.1(b).

 (b) Restrictions on Stock Awards. A stock certificate representing the Stock Award shall be registered in each Non-Employee Director's name but shall be held in custody by the Company for the Non-Employee Director's account pursuant to a stock power. The Non-Employee
Director shall have all rights and privileges of a shareholder as to such Stock Award, including the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) the Non-Employee Director shall not be entitled to delivery of the certificate until the expiration of the Restricted Period, (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (iii) except as provided in Section 3.1(c), all of the Restricted Shares shall be forfeited and all rights of the Non-Employee Director to such Restricted Shares shall terminate without further obligation on the part of the Corporation and its subsidiaries upon the Non-Employee Director's ceasing to be a director of the Corporation and its subsidiaries.


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 (c)  Termination of Directorship.

      (i) Vesting of Shares. If a Non-Employee Director ceases to be a director of the Corporation and its subsidiaries by reason of Disability, Death, Retirement or Change of Control, the Restricted Shares granted to such Non-Employee Director shall immediately vest.
If a Non-Employee Director ceases to be a director of the Corporation and its subsidiaries for any other reason, the Non-Employee Director shall immediately forfeit all Stock Awards, except to the extent that a majority of the Board other than the Non-Employee Director approves the vesting of such Stock Award. Uponvesting, except as provided in Article X, all restrictions applicable to such Stock
Award shall lapse and a certificate for such shares shall be delivered to the Non-Employee Director, or the Non-Employee
Director's beneficiary or estate, in accordance with Article VI.

      (ii)  Disability.  For purposes of this Section
      3.1(c), "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

      (iii)  Retirement.  For purposes of this Section 3.1(c),
      "Retirement" shall mean ceasing to be a director of the Company (i) on or after age 70, or (ii) on or after age 65 with the consent of a majority of the members of the Board other than the Non-Employee Director.

       (iv)  Change of Control.  For purposes of this Section
       3.1(c), "Change of Control" shall have the same meaning as in the LNC Executives' Severance
       Benefit Plan on the date immediately preceding the "Change of Control."

3.2  Deferral of Retainer and/or Fees.

 (a) Deferral Elections. Commencing on the effective date of the Plan, payment of all or part of the Retainer (excluding Stock Awards pursuant to Section 3.1(a)) and/or fees payable to a Non-Employee Director for meetings of the Board or Board Committees or for extraordinary services may be deferred by election of the Non-Employee Director. Each such election must be made prior to the start of the calendar year for which the Retainer and/or fees will be paid and must be irrevocable for the affected calendar year, provided, however, that for 1994, each Non-Employee Director shall be permitted to elect deferred payment of all or a portion of the Retainer and/or the fees earned after the effective date of the Plan and before December 31, 1994, provided such Non-Employee Director has made an irrevocable election to this effect prior to stockholder approval of the Plan. In addition, each election to defer payment of any amount of the Retainer and/or fees payable in cash shall be made at least six (6) months in advance of the date such election is to be effective and shall be irrevocable except upon a subsequent irrevocable election that takes effect at least six (6) months after the date of such subsequent election, to the extent necessary to satisfy the requirements of Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934 ("1934 Act"), as the same may be hereafter amended.

 (b)  Crediting Stock Units to Accounts.  Amounts deferred pursuant to
Section 3.2(a) shall be credited as of the date of the deferral to a bookkeeping reserve account maintained by the Corporation ("Account") in units which are equivalent in value to shares of Stock ("Stock Units"). The number of Stock Units credited to an Account with respect to any Non-Employee Director shall equal a number of Stock Units equal to any deferred cash amount divided by the Fair Market Value of the Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.2(a).


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  (c)  Fully Vested Stock Units.  All Stock Units credited to a Non-
Employee Director's Account pursuant to this Article III shall be at all times fully vested and nonforfeitable.

  (d) Payment of Stock Units. Stock Units credited to a Non-Employee Director's Account pursuant to this Article III shall be payable in an equal number of shares of Stock or cash in a single distribution made at such time specified by the Non-Employee Director in the applicable deferral election, provided that the designated payment date with respect to any election must be the first day of a subsequent calendar year which is no earlier than twelve (12) months following the establishment of the affected Stock Unit.

ARTICLE IV - RESTRICTED STOCK BONUS

4.1 Restricted Stock Bonus for Non-Employee Directors on the Effective Date. Each Non-Employee Director serving as such on the effective date of the Plan shall be awarded 200 shares of Stock (a "Stock Bonus") in consideration for services rendered as a Non-Employee Director of the Corporation and its subsidiaries. The restrictions on the Stock Bonus shall be the same as those restrictions described in Section 3.1(b).

4.2 Restricted Stock Bonus for Non-Employee Directors After the Effective Date. Each Non-Employee Director who commences serving a new three year term after the effective date of the Plan shall be issued a whole number of Shares of Stock ("Stock Bonus") equal to $10,000 divided by the Fair Market Value of Stock on the July 1 on which he or she begins serving a new term as a Non-Employee Director. To the extent that the formula described in this
Section 4.2 does not result in a whole number of Shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares shall be issued under the Plan. This Stock Bonus shall contain the same restrictions as specified in Section 3.1(b).

ARTICLE V - DIVIDEND EQUIVALENT PAYMENTS

5.1 Dividend Equivalent Payments. As of each dividend payment date with respect to Stock, each Non-Employee Director shall receive additional Stock Units ("Dividend Equivalent Payment") equal to the product of (i) the per-share cash dividend payable with respect to each share of Stock on such date, and (ii) the total number of Restricted Shares issued in his or her name and held by the Corporation and Stock Units credited to his Account as of the record date corresponding to such dividend payment date, divided by the Fair Market Value of Stock on the date. Fractional Stock Units may be awarded.

ARTICLE VI - DELIVERY OF STOCK CERTIFICATES

6.1 Stock Awards. The Stock certificate for shares of Stock issued to any Non-Employee Director pursuant to a Retainer Stock Award or Stock Bonus with respect to a Grant Date shall be held by the Corporation until the restrictions lapse. As soon as practicable following the expiration of the restrictions, but in no event sooner than six (6) months from such Grant Date, the Corporation shall deliver to the Non-Employee Director the Stock certificate with respect to the shares of Stock issued pursuant to such Stock Award and Stock Bonus. During any six (6) month period after the Grant Date and before delivery of the Stock certificate after the restrictions have lapsed, the Non-Employee Director shall have all the rights of a shareholder with respect to such Stock, except that such Stock shall not be transferable by the Non-Employee Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.


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6.2  Stock Unit Payments.  The Corporation shall issue and deliver to the
Non-Employee Director cash or a Stock certificate, as elected by the Non-Employee Director for payment of Stock Units as soon as practicable following the date on which Stock Units are payable in accordance with Section 3.2(d). No fractional shares will be distributed.

ARTICLE VII - STOCK

7.1 Stock. The Aggregate number of shares of Stock that may be issued under the Plan shall not exceed one hundred fifty thousand (150,000) shares, unless such number of shares is adjusted as provided in Article VIII of this Plan.
In addition to the foregoing limit, the aggregate number of restricted shares that may be granted during the term of the Plan shall not exceed thirty thousand (30,000) shares, unless such number of shares is adjusted as provided in Article VIII of this Plan. To the extent that an award lapses or the rights of the Non-Employee Director terminate or the award is settled in cash (e.g. cash settlement of Stock Units) any shares of Common Stock subject to such award shall again be available for the grant of an award.

ARTICLE VIII - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

8.1 Adjustment Upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of shares of Stock that may be issued pursuant to Stock Awards, Stock Bonuses, and Stock Units and the number of Stock Units credited to Accounts shall be appropriately adjusted by the Board of Directors of the Corporation, whose determination shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan on account of any adjustment specified herein. The grant of Stock Awards, Stock Bonuses, or Stock Units pursuant to this Plan shall not affect in any way the right or power of the Corporation to issue additional Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

ARTICLE IX - TERMINATION OR AMENDMENT OF PLAN

9.1 In General. The Board of Directors of the Corporation may at any time terminate, suspend or amend this Plan. However, except as otherwise determined by the Board, no such amendment shall become effective without the approval of the stockholders of the Corporation to the extent stockholder approval is required in order to comply with Rule 16b-3 under the 1934 Act.

9.2 Amendment No More than Once in 6 Months. Those provisions of this Plan that set forth the amounts and the formula for determining the amounts, prices and timing of Stock Awards, Stock Bonuses, and Stock Units, respectively, may not be amended more than once every six (6) months.

9.3 Written Consents. No amendment may adversely affect the right of any Non-Employee Director to receive any Stock previously issued as a Stock Award, Stock Bonus, or to receive any Stock of Dividend Equivalent Payments pursuant to an outstanding Stock Unit without the written consent of such Non-Employee Director.

9.4 Termination of Stock Awards. Unless the Plan is sooner terminated, no Stock Award shall be granted after July 1, 2004.


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ARTICLE X - GOVERNMENT REGULATIONS

10.1  Government Regulations.

   (a) The obligations of the Corporation to issue any Stock granted under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Corporation.

   (b) Except as otherwise provided in Article IX of this Plan, the Board of Directors of the Corporation may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

ARTICLE XI - MISCELLANEOUS

11.1 Unfunded Plan. The Plan shall be unfunded with respect to the Corporation's obligation to pay any amounts due pursuant to Stock Units and Dividend Equivalent Payments, and a Non-Employee Director's rights to receive any payment of any Stock Unit or Dividend Equivalent Payment shall be not greater than the rights of an unsecured general creditor of the Corporation.

11.2 Assignment; Encumbrances. The right to receive a Stock Award, Stock Bonus or Stock Unit and the right to receive payment with respect to a Stock Unit under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or his or her creditors. Any attempt to assign, transfer or hypothecate any Restricted Stock Award, Stock Bonus, or Stock any right to receive a Stock Award, Stock Bonus or Stock Unit shall be void and and of no force and effect whatsoever.

11.3 Designation of Beneficiaries. A Non-Employee Director may designate a beneficiary or beneficiaries to receive any distributions under the Plan upon his or her death.

11.4 Applicable Law. The validity, interpretation and administration of this plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Indiana, without regard to the choice of laws provisions hereof.

11.5 Headings. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

11.6 Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Corporation or to the Corporation at its principal office.

ARTICLE XII - EFFECTIVE DATE OF PLAN

12.1 Effective Date of Plan. This Plan shall become effective on the date on which it is adopted by the Board of Directors of the Corporation, subject, however, to the approval by the affirmative vote of the holders of a majority of the votes cast by shareholders of the Corporation present, or represented and entitled to vote, at the next annual meeting of the shareholders of the Corporation duly held in accordance with the laws of the State of Indiana.